PROMISSORY NOTE EXTENSION AGREEMENT

This Promissory Note Extension Agreement ("Agreement") is made and entered into as of February 7, 2011, by and among Pam J. Halter ("PJH") and Reunion Sports Group LLC . ("Reunion").

WHEREAS on September 14, 2010 Reunion issued a Promissory Note ("Promissory Note") in the amount of Two Hundred Thousand dollars ($200,000) to Millennia, Inc. ("Millennia") due on January 28, 2011 ("Maturity Date"). Millennia in turn endorsed the note over to Pam J. Halter with full recourse. A true copy of the original promissory note is attached as Exhibit A; and

WHEREAS Reunion did not make the required payment on Maturity Date and acknowledges herewith being in default; and

WHEREAS Reunion wishes for PJH to extend the Maturity Date.

NOW THEREFORE for and in consideration of the premises and the respective covenants, agreements and obligation hereinafter set forth, PJH and Reunion do hereby agree as follows:

1. Extension of Note. The Maturity Date as defined in the Promissory Note shall be extended to March 7, 2011 subject to the following conditions:

a. On Monday, February 7, 2011 Reunion will pay PJH in good funds $4,471.23 for the interest due on the Promissory Note through January 28, 2011.

b. On Monday, February 7, 2011 Reunion will pay Sherb & Company LLP ("Sherb") $2,500.00 that is owed by Millennia. Said payment is to be sent to Sherb by overnight delivery via FedEx. In the alternative said payment can be made to PJH who will forward it to Sherb.

c. Reunion will assume and pay any and all liabilities that Millennia may incur from January 28, 2011 until the Promissory Note is paid in full.

d. Excepting any shares to be issued by Millennia under its Private Placement Memorandum dated December 8, 2010, Reunion as controlling shareholder of Millennia will prohibit Millennia from issuing any additional securities until the Promissory Note is paid in full.

e. Reunion will cause Millennia to undertake the filing of a form 8-K with the Securities and Exchange Commission within 72 hours from the execution of this Agreement reporting on:

i. The extension of the Promissory Note.

ii. The transaction with the North American League

2. Terms and Conditions of the Promissory Note. Except as expressly set forth herein, all of the terms and conditions to the Promissory Note shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

IN WITNESS WHEREOF, this Acknowledgement was duly executed as of the date set forth above.

Pam J. Halter

Reunion Sports Group LLC.

Pam J Halter

John Bryant - President